EXHIBIT 10.2

Form of Indemnification Agreement

Director, Officer, Employee and Agent Indemnity Agreement for

Tim Hortons Inc.

INDEMNITY AGREEMENT

THIS AGREEMENT is made as of the ● day of ●, 20●

BETWEEN:

TIM HORTONS INC., a corporation governed by the laws of Canada (the “Corporation”)

- and -

●, an individual principally resident in the City of ●, ● (the “Indemnified Party”)

RECITALS:

A.	The Indemnified Party is or has been (i) a duly elected or appointed director or officer of the Corporation or of an Other Entity (as defined below), or (ii) an employee or agent of the Corporation or Other Entity.

B.	The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses that the Indemnified Party may incur as a result of acting as a director, officer, employee or agent of the Corporation or Other Entity.

C.	The Indemnified Party has agreed to serve or to continue to serve as a director, officer, employee or agent of the Corporation or Other Entity and, in order to induce the Indemnified Party to so serve or to continue to so serve, the Corporation has agreed to provide the indemnity in this Agreement.

D.	The by-laws of the Corporation contemplate that directors or officers of the Corporation may be indemnified to the fullest extent permitted by the Act (as defined below), and that the Corporation may enter into agreements with its current or former directors and officers with respect to indemnification of such individuals.

E.	In accordance with the Act, the Corporation may purchase and maintain a policy or policies of directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in the performance of their obligations to the Corporation.

THEREFORE, the Parties (as defined below) agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Act” means the Canada Business Corporations Act, as the same exists on the date of this Agreement or may hereafter be amended;

(b)	“Affiliate” has the meaning set out in the Act;

(c)	“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(d)	“Board” has the meaning ascribed thereto in Section 3.2;

(e)	“Business Day” means any day, other than a Saturday or Sunday, on which banking institutions in Toronto, Ontario are open for commercial banking business during normal banking hours;

(f)	“Claim” includes any threatened, pending or completed civil, criminal, administrative or investigative or other proceeding or arbitration or alternative dispute resolution mechanism of any nature or kind in which the Indemnified Party was, is or reasonably may be involved as a party or otherwise (including as a witness) because of the Indemnified Party’s association with the Corporation or Other Entity, including one pending on or before the date of this Agreement; excluding, however, any of the foregoing initiated by the Indemnified Party pursuant to Article 5 of this Agreement to enforce the Indemnified Party’s rights under this Agreement. For purposes of this definition, the term “threatened” shall be deemed to include, but not be limited to, the Indemnified Party’s good faith belief that a claim or other assertion may lead to initiation of a Claim;

(g)	“Disinterested Director” means a director of the Corporation who is not and was not a party to or threatened with a Claim in respect of which indemnification is sought by the Indemnified Party;

(h)	“Effective Date” has the meaning ascribed thereto in Section 7.3;

(i)

“Expenses” includes all reasonable attorneys’ fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel, lodging, accommodation and deposition costs, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other costs, charges, disbursements or expenses of the types customarily incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, settling or appealing a Claim (including the cost of any appeal bond or its equivalent), (ii) for purposes of Section 2.1(a) only, being prepared to be a witness or otherwise participating in a Claim, or (iii) enforcing a right under this Agreement (including any right to indemnification or advancement of expenses under this Agreement);

(j)	“Independent Counsel” means an attorney, or a firm having associated with it an attorney, who neither currently is nor in the past five years has been retained by or performed services for the Corporation or any person to be indemnified by the Corporation;

(k)	“Losses” includes all Expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts that the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or in connection with any action to establish a right to indemnification under this Agreement in accordance with the terms of this Agreement, and for greater certainty, includes all taxes, interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement;

(l)	“Notice” has the meaning ascribed thereto in Section 8.8;

(m)	“Other Entity” means an Affiliate or any other entity, organization or association in respect of which the Indemnified Party was specifically requested by the Corporation to serve as a duly appointed director or officer or similar position or as an employee or agent thereof;

(n)	“Parties” means the Corporation and the Indemnified Party collectively and “Party” means either one of them;

(o)	“Reviewing Party” has the meaning ascribed thereto in Section 3.3; and

(p)	“THI USA” has the meaning ascribed thereto in Section 1.2(f).

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(b)

Submission to Jurisdiction – Each Party submits to the exclusive jurisdiction of any Ontario courts sitting in Toronto in any action, application, reference or other proceeding arising out of or relating to this Agreement and consents to all claims in respect of any such action, application, reference or other proceeding being heard and determined in such Ontario courts. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application or proceeding.

(c)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d)	Number – Unless the context otherwise requires, words importing the singular include the plural and vice versa.

(e)	Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, the provision shall, as to that jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(f)	Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement. For the avoidance of doubt, as of the Effective Date of this Agreement, the terms and conditions of this Agreement supercede and replace in their entirety the terms and conditions of any existing indemnification agreement the Indemnified Party may have entered into with Tim Hortons Inc., a company incorporated under the laws of Delaware (“THI USA”), prior to the date hereof. Subject to the Act and any other applicable law, the Corporation hereby assumes all obligations of THI USA under the terms and conditions of any such prior indemnification agreement for any Claims relating to the period prior to the Effective Date for which such indemnification agreement was in effect.

(g)

Construction – If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, provincial, state, local or foreign law shall be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this

Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If either Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

ARTICLE 2

INDEMNIFICATION BY CORPORATION AND

OBLIGATIONS OF INDEMNIFIED PARTY

2.1	Indemnification

(a)	General Indemnity – Except in respect of an action by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party, or except as otherwise provided in this Agreement, the Corporation agrees to indemnify and hold the Indemnified Party harmless, to the fullest extent permitted by law, including but not limited to the indemnity under the Act, from and against any and all Losses which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of any Claim, provided that the indemnity provided for in this Section 2.1(a) will only be available if:

(i)	the Indemnified Party was acting honestly and in good faith with a view to the best interests of the Corporation or Other Entity, as the case may be; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

The termination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Party did not satisfy the conditions set out in (i) and (ii) in this Section 2.1(a).

(b)

Derivative Claims – In respect of any action by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation or Other Entity, the Corporation, if required by the Indemnified Party, shall make application, at its expense, for the approval of a court of competent jurisdiction to advance monies to the Indemnified Party for Expenses reasonably incurred by the Indemnified Party in connection with such action and to indemnify and save harmless the Indemnified Party for such Expenses of such action provided (i) the Indemnified Party fulfils the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above; (ii) such advance or indemnification is not prohibited under any applicable statute;

and (iii) the Indemnified Party shall repay such funds advanced if the Indemnified Party ultimately does not fulfil the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above.

(c)	Partial Indemnification – If the Indemnified Party is determined to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Losses (including Expenses) incurred in respect of any Claim but not for the total amount thereof, the Corporation shall indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled.

(d)	Limitation – Other Entities – Notwithstanding any other term of this Agreement, the indemnification provided by the Corporation under this Agreement, with respect to the Indemnified Party in his or her capacity as a director, officer, employee or agent of the Other Entity, shall not apply in respect of acts or omissions occurring after the date (i) such Indemnified Party ceased to be a director, officer, employee or agent of the Other Entity, or (ii) notwithstanding Section 8.2, service by such Indemnified Party ceased to be at the specific request of the Corporation.

(e)

Advance of Expenses – Subject to terms and conditions for the advancement of monies for Expenses in relation to derivative claims set forth in Section 2.1(b) of this Agreement, the Corporation shall, at the written request of the Indemnified Party and provided that the Indemnified Party fulfils the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above, advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any Expenses incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement under this Agreement upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified by the Corporation under this Agreement. Any advancement for Expenses shall be made within ten Business Days after the receipt by the Corporation of a written request from the Indemnified Party requesting such advancement and accompanied by or preceded by the undertaking. Each statement requesting advancement shall reasonably evidence the Expenses incurred by or on behalf of the Indemnified Party in connection with such Claim for which advancement is being sought. In the event it is ultimately determined by a court of competent jurisdiction that the Indemnified Party did not fulfil the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above, or that the Indemnified Party was not entitled to be fully so indemnified under this Agreement, such loan or advance, or the appropriate portion thereof shall, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination, be repayable on demand. Any advances and undertakings to repay pursuant to this Section 2.1(e) shall not be secured, shall not bear interest and shall provide that, if the

Indemnified Party has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnified Party should be indemnified under applicable law with respect to such Claim, the Indemnified Party shall not be required to reimburse the Corporation for any advancement of Expenses in respect of such Claim until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

(f)	Contribution in the Event of Joint Liability – Whether or not the indemnification provided in this Agreement is available, in respect of any Claim for which the Corporation is jointly liable with the Indemnified Party (or would be if joined in such Claim), the Corporation shall contribute to the amount of any Losses paid in settlement actually and reasonably incurred and paid or payable by the Indemnified Party in proportion to the relative benefits received by the Corporation, on the one hand, and the Indemnified Party, on the other hand, from the transaction from which such Claim arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Corporation, on the one hand, and the Indemnified Party, on the other hand, in connection with the events that resulted in such Losses, as well as any other equitable considerations that applicable law may require to be considered. The relative fault of the Corporation, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

2.2	Notice of Proceedings

The Indemnified Party shall promptly give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or Other Entity or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it or any Other Entity being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by the Indemnified Party to so notify the Corporation of any Claim shall not relieve the Corporation from liability under this Agreement except to the extent that the failure materially prejudices the Corporation.

2.3	Subrogation

Promptly after receiving written notice from the Indemnified Party of any Claim or threatened Claim (other than a Claim by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party), the Corporation may, by notice in writing to the Indemnified Party, assume conduct of the defence thereof in a timely manner and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, and testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.4	Separate Counsel

In connection with any Claim or other matter for which the Indemnified Party may be entitled to indemnity under this Agreement, the Indemnified Party shall have the right to employ separate counsel of the Indemnified Party’s choosing and to participate in the defence thereof but the fees and disbursements of such counsel shall be at the Indemnified Party’s expense unless (a) the employment of such other counsel has been authorized by the Corporation, (b) the Indemnified Party has reasonably concluded that there may be a conflict of interest between the Corporation (or any other person(s) included in the joint defence) and the Indemnified Party in the conduct of the defence of such Claim, or (c) the Corporation has not employed counsel to assume the defence of such Claim, in which case, the fees and disbursements of such counsel shall be paid by the Corporation.

2.5	No Presumption as to Absence of Good Faith

Unless a court of competent jurisdiction by final non-appealable order has otherwise held or decided that the Indemnified Party is not entitled to be fully or partially indemnified under this Agreement, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity under this Agreement.

2.6	Settlement of Claim

No admission of liability and no settlement of any Claim in a manner adverse to the Indemnified Party shall be made without the consent of the Indemnified Party, acting reasonably. No admission of liability shall be made by the Indemnified Party without the consent of the Corporation and the Corporation shall not be liable for any amounts paid in settlement of any Claim made without its consent. Neither the Corporation nor the Indemnified Party shall unreasonably withhold its consent to any proposed settlement; provided, however, that the Indemnified Party may withhold consent to any settlement that does not provide a complete release of the Indemnified Party.

2.7	Determination of Right to Indemnification

If the payment of an indemnity or the advancement of Expenses under this Agreement requires the approval of a court, under the provisions of the Act or otherwise, either the Corporation or the Indemnified Party may apply to a court of competent jurisdiction for an order approving such indemnity or the advancement of such Expenses by the Corporation pursuant to this Agreement.

2.8	Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the articles or by-laws of the Corporation, the constating documents of any Other Entity, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director, officer, employee or agent of the Corporation or Other Entity, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

ARTICLE 3

PROCEDURES AND PRESUMPTIONS FOR DETERMINATION OF ENTITLEMENT

TO INDEMNIFICATION

3.1	Timing of Payments

All payments of any Losses by the Corporation to the Indemnified Party pursuant to this Agreement shall be made as soon as practicable after written request therefor by the Indemnified Party is presented to the Corporation, but in no event later than (a) 30 days after such request is presented, or (b) such later date as may be permitted for the determination of entitlement to indemnification pursuant to Section 3.7 hereof, if applicable; provided, however, that advances of Expenses shall be made within the time period provided in Section 2.1(e) hereof.

3.2	Request for Indemnification

Whenever the Indemnified Party believes that he or she is entitled to indemnification pursuant to this Agreement, the Indemnified Party shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnified Party and is reasonably necessary to determine whether and to what extent the Indemnified Party is entitled to indemnification. The Indemnified Party shall submit such claim for indemnification within a reasonable time, not to exceed five years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Claim (with the latest date of the occurrence of any such event to be considered the commencement of the five-year period). The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the board of directors of the Corporation (the “Board”) in writing that the Indemnified Party has requested indemnification.

3.3	Reviewing Party

Upon written request by the Indemnified Party for indemnification pursuant to the first sentence of Section 3.2 hereof, to the extent that the Indemnified Party’s entitlement to such indemnification is governed by Section 2.1(a) of this Agreement, a determination with respect to the Indemnified Party’s entitlement thereto shall be made in the specific case by one of the following methods: (a) so long as there are Disinterested Directors with respect to such Claim, a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (b) so long as there are Disinterested Directors with respect to such Claim, a committee of such Disinterested Directors designated by a majority vote of such Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors or if a majority of Disinterested Directors so direct, Independent Counsel (designated for such purpose by the Board) in a written opinion delivered to the Board, a copy of which shall also be delivered to the Indemnified Party. The person, persons or entity chosen to make a determination under this Agreement of the Indemnified Party’s entitlement to indemnification (the “Reviewing Party”) shall act reasonably and in good faith in making such determination.

3.4	Selection of Independent Counsel

If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3.3 hereof, the Independent Counsel shall be selected as provided in this Section 3.4. The Independent Counsel shall be selected by the Board, and the Corporation shall promptly give written notice to the Indemnified Party advising him or her of the identity of the Independent Counsel so selected. The Indemnified Party may, within ten Business Days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has ruled against such objection. If, within 30 days after submission by the Indemnified Party of a written request for indemnification pursuant to Section 3.2 hereof, no Independent Counsel shall have been selected or an Independent Counsel shall have been selected but an objection thereto shall have been properly made and remained unresolved, either the Corporation or the Indemnified Party may petition a court of competent jurisdiction for resolution of any objection that shall have been made by the Indemnified Party to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 3.3 hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 3.3 hereof.

3.5	Burden of Proof

In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that the Indemnified Party is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. In making a determination with respect to entitlement to indemnification hereunder which under this Agreement or applicable law requires a determination of the Indemnified Party’s honesty and good faith, and/or whether the Indemnified Party acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Claim, if the Indemnified Party had no reasonable cause to believe that the Indemnified Party’s conduct was unlawful, the Reviewing Party shall presume that the Indemnified Party has at all times acted honestly and in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Claim, that the Indemnified Party had no reasonable cause to believe that the Indemnified Party’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. The Indemnified Party shall be deemed to have acted honestly and in good faith if the Indemnified Party’s action or inaction is based solely on the Indemnified Party’s reliance upon the records of the Corporation and upon such information, opinions, reports or statements, including financial statements and other financial data, that were prepared or presented by one or more officers or employees of the Corporation or committees of the Board or by any other person as to matters that the Indemnified Party reasonably believed were within such person’s professional or expert competence and who was selected by or on behalf of the Corporation; provided, however, this sentence shall not be deemed to limit in any way the other circumstances in which the Indemnified Party may be deemed to have met such standard of conduct. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Corporation shall not be imputed to the Indemnified Party for purposes of determining the right to indemnification under this Agreement.

3.6	No Presumption in Absence of Determination or as Result of Adverse Determination

Neither the failure of any Reviewing Party to have made a determination as to whether the Indemnified Party has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that the Indemnified Party has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnified Party to secure a judicial determination under this Agreement or applicable law that the Indemnified Party should be indemnified under this Agreement, shall be a defence to the Indemnified Party’s claim or create a presumption that the Indemnified Party has not met any particular standard of conduct or did not have any particular belief.

3.7	Timing of Determination

If the Reviewing Party shall not have made a determination within 30 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnified Party shall be entitled to such indemnification, absent (a) a misstatement by the Indemnified Party of a material fact, or an omission of a material fact necessary to make the Indemnified Party’s statement not materially misleading, in connection with the request for indemnification, or (b) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 45 days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto.

3.8	Cooperation

The Indemnified Party shall cooperate with the Reviewing Party with respect to the Indemnified Party’s entitlement to indemnification, including providing to such Reviewing Party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnified Party and reasonably necessary to such determination. The Reviewing Party shall act reasonably and in good faith in making a determination under this Agreement of the Indemnified Party’s entitlement to indemnification.

ARTICLE 4

INSURANCE

4.1	Insurance

The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for it to obtain and maintain a policy or policies of directors’ and officers’ liability insurance with one or more reputable insurance companies covering directors, officers or employees and agents, as the Corporation may determine to be advisable. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance obtained by the Corporation, if the Indemnified Party is an officer or director, the Indemnified Party shall be named as an insured party in such manner as to provide the Indemnified Party with the same rights and benefits as are afforded to similarly situated directors and officers of the Corporation and directors and officers of an Other Entity. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if it determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. If applicable, the Corporation shall promptly notify the Indemnified Party of any such determination not to provide insurance coverage. In the event that the Corporation does maintain such insurance for the benefit of the Indemnified Party, the right to indemnification and to advancement of Expenses as provided herein shall apply only to the extent that the Indemnified Party has not been indemnified and actually reimbursed pursuant to such insurance.

ARTICLE 5

REMEDIES OF THE INDEMNIFIED PARTY RELATING TO INDEMNIFICATION

AND ADVANCEMENT OF EXPENSES

5.1	Enforcement of Rights

In the event that (a) a determination is made pursuant to Article 3 of this Agreement that the Indemnified Party is not entitled to indemnification under this Agreement, (b) advancement of Expenses is not timely made pursuant to Section 2.1(e) of this Agreement, (c) no determination of entitlement to indemnification shall have been made within the time period specified in Section 3.7 of this Agreement, or (d) payment of indemnified amounts is not made within the applicable time periods specified in Section 3.1 of this Agreement, the Indemnified Party shall thereafter be entitled under this Agreement to commence a proceeding in a court of competent jurisdiction, seeking an adjudication of the Indemnified Party’s entitlement to such indemnification, payment of indemnified amounts, or advancement of Expenses. The Indemnified Party shall commence such proceeding seeking an adjudication within 180 days following the date on which the Indemnified Party first has the right to commence such proceeding pursuant to this Section 5.1. The Corporation shall not oppose the Indemnified Party’s right to seek any such adjudication.

5.2	Standard of Review

In the event that a determination shall have been made pursuant to Article 3 of this Agreement that the Indemnified Party is not entitled to indemnification, any judicial proceeding commenced pursuant to this Article 5 shall be conducted in all respects as a de novo review on the merits and the Indemnified Party shall not be prejudiced by reason of that adverse determination under Article 3.

5.3	Binding Agreement

Both the Corporation and the Indemnified Party shall be precluded from asserting in any judicial proceeding commenced pursuant to this Article 5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in a court of competent jurisdiction that the Corporation and the Indemnified Party are bound by all the provisions of this Agreement.

5.4	The Indemnified Party’s Success on Merits or Otherwise

In the event that the Indemnified Party commences a proceeding pursuant to this Article 5 to enforce a right of the Indemnified Party under this Agreement, then, to the extent that the Indemnified Party is successful on the merits or otherwise in such proceeding, or in connection with any claim, issue or matter therein, the Indemnified Party shall be indemnified by the Corporation against Expenses actually and reasonably incurred by the Indemnified Party in connection with such proceeding.

ARTICLE 6

EXCEPTIONS TO RIGHT OF INDEMNIFICATION

6.1	Exceptions to Right of Indemnification

Notwithstanding any other provision of this Agreement, the Indemnified Party shall not be entitled to indemnification under this Agreement:

(a)	Claims by the Indemnified Party – With respect to any Claim (whether an original Claim or part of a counterclaim, cross-claim or third-party claim) brought or made by the Indemnified Party, unless the bringing or making of such Claim shall have been approved or ratified by the Board; provided, however, that the foregoing shall not apply to any Claims brought or made by the Indemnified Party to enforce the Indemnified Party’s rights hereunder.

(b)	Bad Faith or Frivolous Defenses – For Expenses incurred by the Indemnified Party with respect to any action instituted by or in the name of the Corporation against the Indemnified Party to enforce or interpret this Agreement, if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that each of the material defenses asserted by the Indemnified Party was made in bad faith or was frivolous.

(c)	Purchase and Sale of Securities – For Expenses and other liabilities arising from the purchase and sale by the Indemnified Party of securities, or the informing by the Indemnified Party of another person or company of a material fact or material change with respect to the Corporation, in violation of the Securities Act (Ontario) or any successor statute.

(d)	Unlawful Payments – For Expenses and other liabilities if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that the Corporation is prohibited by applicable law from making such indemnification payment or that such indemnification payment is otherwise unlawful.

ARTICLE 7

MISCELLANEOUS MATTERS

7.1	Continuance

The Corporation shall give to the Indemnified Party not less than 15 days’ notice of any application by the Corporation for a certificate of continuance in any jurisdiction, indicating the jurisdiction in which it is proposed that the Corporation will be continued and the proposed date of continuance. Upon receipt of such notice, the Indemnified Party may require the Corporation to agree to such amendments to this Agreement as the Indemnified Party, acting reasonably, considers necessary or desirable in order to provide the Indemnified Party with a comprehensive indemnity under the laws of the proposed jurisdiction of continuance.

7.2	Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

7.3	Effective Date

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation or Other Entity, or, in the case of an employee or agent of the Corporation or Other Entity, as and from the date of this Agreement (the “Effective Date”).

7.4	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

7.5	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

ARTICLE 8

GENERAL

8.1	Term

This Agreement shall survive after the Indemnified Party has ceased to act as a director, officer, employee or agent of the Corporation or Other Entity for so long as the Indemnified Party shall be subject under applicable law to the assertion of any Claim (or any claim commenced under Article 5 hereof). In the event of any changes, after the date of this Agreement, in any applicable law which expands the right of the Corporation to indemnify a director, officer, employee or agent, such changes shall be deemed to be within the purview of the Indemnified Party’s rights and the Corporation’s obligations under this Agreement. In the event of any change in any applicable law which narrows the right of the Corporation to indemnify a director, officer, employee or agent, such changes, to the extent not otherwise required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the Parties’ rights and obligations hereunder.

8.2	Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being (a) appointed or elected as a director or officer of the Corporation or Other Entity, (b) requested by the Corporation in his or her capacity as employee or agent of the Corporation to perform certain functions for the Corporation after the Effective Time of this Agreement, or (c) requested by the Corporation to serve as an employee or agent of an Other Entity and perform certain functions for such Other Entity after the Effective Time of this Agreement.

8.3	No Employment Agreement

Nothing contained in this Agreement shall be construed as giving the Indemnified Party any right to be retained in the employment of the Corporation or any of its subsidiaries or Affiliates.

8.4	Assignment

Neither the Corporation nor the Indemnified Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other; provided, however, that the Corporation may assign all (but not less than all) of its rights, interests and obligations hereunder to any direct or indirect successor to all or substantially all of the business or assets of the Corporation by purchase, merger, consolidation or otherwise.

8.5	Merger, Amalgamation or Consolidation

In the event that the Corporation shall be a constituent corporation in a consolidation, amalgamation, merger or other reorganization, the Corporation, if it shall not be the surviving, resulting or acquiring entity therein, shall require as a condition thereto that the surviving, resulting or acquiring entity agree to assume all of the obligations of the Corporation hereunder and to indemnify the Indemnified Party to the full extent provided herein. Whether or not the Corporation is the resulting, surviving or acquiring entity in any such transaction, the Indemnified Party shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring entity as the Indemnified Party would have with respect to the Corporation if its separate existence had continued.

8.6	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and the heirs, attorneys, guardians, estate trustees, executors, trustees, administrators and permitted assigns of the Indemnified Party and the successors (including any successor by reason of amalgamation) and permitted assigns of the Corporation.

8.7	Amendments

No amendment, supplement, modification or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by the Party to be so bound. No waiver by a Party of any default, misrepresentation or breach of any warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

8.8	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Indemnified Party at:

●

Fax:                ●

E-mail:           ●

(b)	in the case of a Notice to the Corporation at:

Tim Hortons Inc.

874 Sinclair Road

Oakville, Ontario

L6K 2Y1

Attention:       ●

Fax:                ●

E-mail:           ●

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

8.9	Specific Performance

Each of the Corporation and Indemnified Party acknowledges and agrees that the other would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent beaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in a court of competent jurisdiction, in addition to any other remedy to which such Party may be entitled at law or in equity.

8.10	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all things and execute and deliver all such further documents or instruments as may be necessary or desirable for the purpose of assuring and conferring on the Indemnified Party the rights created or intended by this Agreement and giving effect to and carrying out intention or facilitating the performance of the terms of this Agreement, or evidencing any loan or advance made pursuant to Section 2.1(e) hereof.

8.11	Subrogation; No Duplicative Payments

(a)	In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

(b)	The Corporation shall not be liable to make any payment under this Agreement to the Indemnified Party if and to the extent that the Indemnified Party has actually received payment under any insurance policy, contract, the by-laws of the Corporation or otherwise of the amounts otherwise payable hereunder.

8.12	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

8.13	Expenses

Except as otherwise expressly provided in this Agreement, each Party shall bear its own costs and expenses incurred in connection with the preparation, execution and performance of this

Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

8.14	Remedies

Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights or remedies now or hereafter available at law or in equity or otherwise. Except as expressly provided herein, nothing herein shall be considered an election of remedies. The assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other remedy.

8.15	Mutual Acknowledgement

Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. Both the Corporation and the Indemnified Party acknowledge that in certain instances, federal, provincial or state law or applicable public policy may prohibit the Corporation from indemnifying the Indemnified Party under this Agreement or otherwise. The Indemnified Party understands and acknowledges that the Corporation may be required in the future to undertake with any securities commission in Canada or the U.S. Securities and Exchange Commission to submit the question of indemnification to a court of competent jurisdiction in certain circumstances for a determination of the Corporation’s right under public policy to indemnify the Indemnified Party. The Corporation’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

8.16	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together shall constitute one and the same agreement.

IN WITNESS OF WHICH, the Parties have duly executed this Agreement as of the date first written above.

TIM HORTONS INC.

By:
Name: ●
Title: ●

[Witness to signature of Indemnified Party]		[Indemnified Party]